UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 15, 2017

Petrolia Energy Corporation
(Exact name of registrant as specified in its charter)

Texas	000-52690	86-1061005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

710 N. Post Oak Rd., Ste. 512, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 832-941-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on September 21, 2017, the majority stockholders of Petrolia Energy Corporation (“we”, “us” or the “Company”), via written consent to action without meeting, approved (1) the adoption of an amendment to the Petrolia Energy Corporation 2015 Stock Incentive Plan to (a) increase by 36,000,000 (to 40,000,000) the number of shares of common stock reserved for issuance under the plan; and (b) amend the definition of “Eligible Person” under the plan (described in further detail below); (2) the filing of a Certificate of Amendment to the Company’s Certificate of Formation with the Secretary of State of Texas to (a) increase the number of authorized shares of common stock, par value $0.001 per share of the Company, to 400,000,000 shares of common stock; and (b) amend the par value of the Company’s preferred stock, from $0.10 per share to $0.001 per share (the “Amendment”); and (3) authority for our Board of Directors, without further stockholder approval, to effect a reverse stock split of all of the outstanding common stock of the Company, by the filing of a Certificate of Amendment to the Company’s Certificate of Formation with the Secretary of State of Texas, in a ratio of between one-for-two and one-for-fifty, with the Company’s Board of Directors having the discretion as to whether or not the reverse split is to be effected, and with the exact exchange ratio of any reverse split to be set at a whole number within the above range as determined by the Board of Directors in its sole discretion, at any time before the earlier of (a) March 1, 2018; and (b) the date of the Company’s 2018 annual meeting of stockholders.

On November 6, 2017, the Amendment was filed with the Secretary of State of Texas and the filing became effective on November 9, 2017.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As referenced above, effective on September 21, 2017, the Board of Directors adopted, subject to the ratification by the majority shareholders of the Company (which occurred via written consent on September 21, 2017, as described above) an amendment to the Petrolia Energy Corporation 2015 Stock Incentive Plan (the “Plan”) to (a) increase by 36,000,000 (to 40,000,000) the shares available for issuances under the Plan in order for us to be able to issue additional equity incentive compensation awards under the Plan for the purpose of attracting and retaining the best available personnel for positions of substantial responsibility, providing additional incentive to employees, directors and consultants, and promoting the success of our business; and (b) amend the definition of “Eligible Person” under the Plan, to clarify that issuances of awards under the Plan cannot be made where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company’s securities, consistent with applicable law.

The Plan is intended to secure for the Company the benefits arising from ownership of the Company’s common stock by the employees, officers, directors and consultants of the Company, all of whom are and will be responsible for the Company’s future growth. The Plan is designed to help attract and retain for the Company, qualified personnel for positions of exceptional responsibility, to reward employees, officers, directors and consultants for their services to the Company and to motivate such individuals through added incentives to further contribute to the success of the Company.

The terms of the Plan are described in greater detail in the Definitive Schedule 14A Proxy Statement which we filed with the Securities and Exchange Commission on October 6, 2017, under “Amendment to the Company’s 2015 Stock Incentive Plan”.

A copy of the Plan, as amended and restated, is attached hereto as Exhibit 10.1 and the description of the Plan above is qualified in its entirety by the full text of the Plan.

Item 9.01 Financial Statements And Exhibits.

Exhibit No.	Description

3.1*
Certificate of Amendment to Certificate of Formation to Increase the Company’s Authorized Shares of Common Stock to 400,000,000 Shares and to amend the par value of the Preferred Stock to $0.001 per share, filed with the Secretary of State of Texas on November 9, 2017

10.1*	Amended and Restated Petrolia Energy Corporation 2015 Stock Incentive Plan

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petrolia Energy Corporation

/s/ James Edward Burns
James Edward Burns President

Date: November 15, 2017